Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement of ABC Bancorp on Form S-4 of our report, dated January 27, 2005, except for Note 20 as to which the date is February 15, 2005, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions “Experts” in such Prospectus.

/s/ Mauldin & Jenkins,
Certified Public Accountants, LLC

Albany, Georgia

September 8, 2005